Exhibit 99.1

BRIAN COLEMAN TO BECOME CHIEF FINANCIAL OFFICER OF CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Experienced Financial and Operating Executive Currently Serving as SVP and Treasurer of iHeartMedia, Inc., Coleman Will Take On New Role When Clear Channel Outdoor Holdings Becomes Standalone Public Company

Lynn Feldman To Become EVP and General Counsel of Clear Channel Outdoor Holdings, Inc.; Will Also Continue In Her Role as General Counsel and Corporate Secretary for Clear Channel Outdoor Americas

San Antonio, TX and New York, NY – February 25, 2019 – Clear Channel Outdoor Holdings, Inc. (NYSE:CCO), a subsidiary of iHeartMedia, Inc. (PINK: IHRTQ), announced today that Brian Coleman will become Chief Financial Officer of Clear Channel Outdoor Holdings, Inc. (CCOH) when the company becomes a standalone public company upon iHeartMedia’s emergence from its previously announced restructuring process.

Coleman, an experienced financial and operating executive who currently serves as Senior Vice President and Treasurer of iHeartMedia, Inc., oversees the treasury, cash management and risk management functions for both iHeartMedia and CCOH and is directly responsible for management of the companies’ capital structure, liability management and liquidity. In this new role, Coleman’s new responsibilities as CFO of CCOH will include assisting in the development of global financial strategy for each of the company’s operating divisions; leading all global financial functions, including liquidity management and tax strategies; supporting the capital allocation process; leading all M&A activities; and managing the company’s investor relations strategy, including equity and debt capital market communications. He will report to William Eccleshare, who will serve as CEO of CCOH upon the companies’ separation.

The company also announced today that Lynn Feldman, currently serving as Executive Vice President and General Counsel of CCOH’s Clear Channel Outdoor Americas (CCOA) division, will become Executive Vice President, General Counsel and Corporate Secretary of CCOH when it becomes a standalone company. Feldman will advise CCOH’s new Board of directors and senior leadership team on all major transactions, litigation, financial strategies and other critical initiatives; be responsible for the development and execution of the legal strategy and operations that support the company’s business plans; and lead the company’s compliance program. Feldman, who in this new role will report to William Eccleshare, will also continue in her role as General Counsel for CCOA.

“Our number one priority as Clear Channel Outdoor Holdings prepares to become a standalone company is to build the strong leadership team that can move quickly to position us for growth and success,” said Eccleshare. “Brian and Lynn both have outstanding track records at Clear Channel over the past several years, and I am confident that they possess the strategic expertise and strong operational experience to enable us to hit the ground running as a newly independent company and emerge as a leader in the global out-of-home market.”

Forward-Looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “expect,” “believe,” “would,” “estimate,” “continue,” or “future,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, the proposed restructuring of iHeartMedia, timing to exit Chapter 11 and future outcomes. These forward-looking statements are based on current expectations and projections about future events. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements.

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is one of the world’s largest outdoor advertising companies with over 450,000 displays in 31 countries across Asia, Europe, Latin America and North America. Reaching millions of people monthly, including consumers in 43 of the top 50 U.S. markets, Clear Channel Outdoor enables advertisers to engage with consumers through innovative advertising solutions. Clear Channel Outdoor is pioneering the integration of out-of-home with mobile and social platforms, and the company’s digital platform includes more than 1,200 digital billboards across 28 markets in the U.S. and more than 14,000 digital displays in international markets. More information is available at ClearChannelOutdoor.com and ClearChannelInternational.com.

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